Exhibit 99.4

Novan Acquires EPI Health, a Specialty Dermatology Company

Acquisition Represents Forward Integration as a Commercial Organization

– EPI Health promotes four prescription products posting 2021 operating revenue of $17.6 million –

– Acquisition forward integrates Novan with complementary commercial infrastructure to drive commercial launch of SB206, subject to regulatory approval, for the treatment of molluscum contagiosum –

– Novan to pay upfront purchase price totaling $27.5 million, comprised of $11.0 million in cash and $16.5 million in a seller’s note with a 24-month bullet term –

– Company to host conference call and webcast today at 8:30 a.m. ET –

DURHAM, N.C. – March 11, 2022 – Novan, Inc. (“the Company” or “Novan”) (Nasdaq: NOVN), today announced its acquisition of EPI Health, LLC (“EPI Health”), a specialty pharmaceutical company focused on the U.S. dermatology market. Novan will host a conference call and webcast, today, March 11, 2022, at 8:30 a.m. ET (details below).

“As we prepare for the planned NDA submission of our lead product candidate, SB206 (berdazimer gel 10.3%), it was imperative that we evaluate a broad spectrum of options for potential commercialization. This acquisition creates a robust commercial infrastructure for Novan, and I believe sets the stage for the future success of the Company. As of today, we have launched Novan as a fully-integrated specialty dermatology company with a solid pipeline of development candidates complemented by a commercial foundation to further position Novan to realize the value of each,” commented Paula Brown Stafford, Chairman and Chief Executive Officer of Novan. “I am thoroughly excited about the synergies this transaction offers as it has the potential to propel Novan into a leading global dermatology company. I am pleased to welcome EPI Health to the Novan family.”

EPI Health is a growing specialty dermatology company that has launched and markets innovative prescription therapies to dermatologists to improve the quality of life of patients. EPI Health’s significant product portfolio addresses patient needs across psoriasis, rosacea, dermatosis and acne. Additionally, EPI Health has a seasoned sales force with a proven commercial platform and foundational relationships across the dermatology community.

Following the acquisition, Novan will employ approximately 100 staff, including sales personnel currently covering 42 sales territories in the U.S.

“The combined entity has the opportunity to be a force multiplier for both companies, creating a pharmaceutical engine that has the capabilities to discover, research, develop innovative therapies and bring medications to patients with dermatological needs,” added John Donofrio, President of EPI Health and now Executive Vice President and Chief Operating Officer of Novan.

Under the terms of the transaction, Novan has acquired EPI Health for an upfront purchase price of $27.5 million, consisting of $11.0 million in cash and $16.5 million in a seller’s note with a 24-month term. Based on financial performance of EPI’s products and the occurrence of other events, Novan will pay up to an additional $23.5 million in potential future milestone payments, certain of which may be paid in cash or in shares of Novan common stock at Novan’s discretion.

Advisors

H.C. Wainwright & Co. acted as exclusive financial advisor to Novan in connection with the transaction. Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. served as Novan’s legal counsel, Blank Rome LLP served as EPI Health’s legal counsel and Baker & McKenzie LLP served as legal counsel to H.C. Wainwright & Co. in connection with the transaction.

For further information regarding all terms and conditions contained in the definitive merger agreement, please see Novan’s current report on Form 8-K filed in connection with the transaction.

Conference Call and Webcast

Novan management will host a conference call and webcast presentation for investors, analysts, and other interested parties to discuss the acquisition today, March 11, 2022, at 8:30 AM ET.

Interested participants and investors may access the conference call by dialing (844) 707-0661 (domestic) or (703) 318-2240 (international) and referencing conference ID:4166574. The live webcast will be accessible on the Events page of the Investors section of the Novan website, novan.com, and will be archived for 90 days.

About EPI Health

Headquartered in Charleston, South Carolina, EPI Health is an established dermatology specialty company that has launched and markets innovative prescription therapies to dermatologists to improve patients’ quality of life. It is one of the fastest growing companies in the US dermatology community. EPI Health has an established sales force and commercial team with existing, deep market relationships across the dermatology community.

The current portfolio includes prescription medicines for patients with acne, rosacea, dermatosis, and psoriasis. EPI Health was a wholly owned subsidiary of Evening Post Group, LLC.

About Novan

Novan, Inc. is a specialty dermatology company focused on researching, developing and marketing innovative therapeutic products for skin diseases. Through our acquisition of EPI Health, we sell products for acne, rosacea, dermatosis, and psoriasis. Our goal is to deliver safe and efficacious therapies where there are unmet medical needs. We are developing SB206 (berdazimer gel 10.3%) as a topical prescription gel for the treatment of viral skin infections, with a current focus on molluscum contagiosum. We have a pipeline of product candidates using our proprietary nitric oxide-based technology platform, NITRICIL™, to generate new treatments for multiple indications.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believe,” “expect,” “target,” “anticipate,” “may,” “plan,” “potential,” “will,” and similar expressions, and are based on the Company’s current beliefs and expectations. These forward-looking statements include, but are not limited to, statements related to the Company’s pharmaceutical development of nitric oxide-releasing product candidates, such as berdazimer 10.3% gel (SB206) for molluscum contagiosum, and the potential benefits of berdazimer 10.3% gel, if approved, and the Company’s ability to realize the benefits of the acquisition, including potential synergies and the potential for future milestone payments. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the Company’s expectations, including, but not limited to, risks related to the EPI Health acquisition, including the risk that the EPI Health acquisition disrupts current plans and operations as a result of the announcement and consummation of the EPI Health acquisition, the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of management to integrate the combined company's business and operation, and the ability of the parties to retain its key employees, and costs related to the EPI Health acquisition; risks related to the regulatory approval process, which is lengthy, time-consuming and inherently unpredictable, including the risk that the FDA will not agree with the Company’s approach to a potential NDA submission, that the Company’s product candidates may not be approved or that additional studies may be required for approval or other delays may occur, that the Company may not have sufficient quantities of drug substance and/or drug product to support regulatory submissions and that the Company may not obtain funding sufficient to complete the regulatory or development process; the Company’s limited experience as a company in obtaining regulatory approvals and commercializing pharmaceutical products; risks and uncertainties in the Company’s ongoing or future product development activities and preclinical studies, which may not prove successful in demonstrating proof-of concept, or may show adverse toxicological findings, and even if successful may not necessarily predict that subsequent clinical trials will show the requisite safety and efficacy of the Company’s product candidates; any operational or other disruptions as a result of the COVID-19 pandemic; the Company’s ability to obtain additional funding or enter into strategic or other business relationships necessary or useful for the further development or commercialization of the Company’s product candidates; the Company’s reliance on arrangements with third parties to support its operations and its development, manufacturing and commercialization efforts and the risk that such parties will not successfully carry out their contractual duties or meet expected deadlines; and other risks and uncertainties described in the Company’s annual report filed with the Securities and Exchange Commission on Form 10-K for the twelve months ended December 31, 2021, and in the Company’s subsequent filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release, and Novan disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances after the date of such statements, except as may be required by law.

INVESTOR AND MEDIA CONTACT:
Jenene Thomas
JTC Team, LLC
833-475-8247
NOVN@jtcir.com
# # #